UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2010 (November 8, 2010)

MASSEY ENERGY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7775	95-0740960
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 North 4th Street, Richmond, Virginia 23219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 8, 2010, Massey Energy Company (the “Company”) issued a press release announcing that it had entered into an amended and restated asset-based revolving credit agreement, which provides for available borrowings, including letters of credit, of up to $200 million, depending on the level of eligible inventory and accounts receivable. Subject to certain conditions, at any time prior to maturity, the Company may elect to increase the size of the facility up to $250 million. The previous credit limit was $175 million, including letters of credit. In addition, the Company extended the facility’s maturity to June 2013 or, subject to the successful refinancing, defeasance or payment in full of certain other existing indebtedness of the Company, May 2015. Currently, there are $76.4 million letters of credit issued, and there are no outstanding borrowings under this facility. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 1.01. A copy of the Second Amended and Restated Credit Agreement, dated as of November 8, 2010 is attached hereto as Exhibit 10.1 and is hereby incorporated into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amended and Restated Credit Agreement, dated as of November 8, 2010.

99.1	Press release, dated November 8, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: November 9, 2010	By:	/S/ RICHARD R. GRINNAN
Richard R. Grinnan
Vice President and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement, dated as of November 8, 2010.

99.1	Press release, dated November 8, 2010.

4